UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 16, 2020

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)

46-4993860
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Item 1.01 Entry into a Definitive Material Agreement.

Private Placement and Exchange; Purchase Agreement

On July 16, 2020 (the “Closing Date”), AzurRx BioPharma, Inc. (the “Company”) consummated a private placement offering (the “Private Placement”) whereby the Company entered into a Convertible Preferred Stock and Warrant Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors (the “Investors”). Pursuant to the Purchase Agreement, the Company issued an aggregate of 2,912.583124 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a price of $7,700.00 per share, initially convertible into an aggregate of 29,125,833 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at $0.77 per share, together with warrants (the “Series B Warrants”) to purchase an aggregate of 14,562,957 shares of Common Stock at an exercise price of $0.85 per share. The amount of the Series B Warrants is equal to 50% of the shares of Common Stock into which the Series B Preferred Stock is initially convertible.

In connection with the Private Placement, an aggregate of 1,975.578900 shares of Series B Preferred Stock initially convertible into 19,755,795 shares of Common Stock and related 7,379,790 Series B Warrants were issued for cash consideration, resulting in aggregate gross proceeds to the Company of approximately $15.2 million in the Private Placement.

In addition, the balance of an aggregate of 937.004221 shares of Series B Preferred Stock initially convertible into 9,370,039 shares of Common Stock and related Series B Warrants to purchase 4,685,040 shares of Common Stock was issued to certain Investors (the “Exchange Investors”) in exchange for consideration consisting of approximately $6.9 million aggregate outstanding principal amount, together with accrued and unpaid interest thereon through the Closing Date of approximately $0.3 million, of certain Senior Convertible Promissory Notes (the “Promissory Notes”) issued between December 20, 2019 and January 9, 2020 (the “Exchange”), pursuant to an Exchange Addendum (the “Exchange Addendum”) executed by the Company and the Exchange Investors. As additional consideration to the Exchange Investors, the Company also issued certain additional warrants (the “Exchange Warrants”) to purchase an aggregate of 1,772,972 shares of Common Stock at an exercise price of $0.85 per share. The amount of the Exchange Warrants is equal to 25% of the shares of Common Stock into which such Promissory Notes were originally convertible upon the initial issuance thereof. The terms of the Exchange Warrants are otherwise the same as the terms of the Series B Warrants. The Company anticipates prepaying the outstanding balance of $25,000 aggregate principal amount of Promissory Notes, together with accrued and unpaid interest thereon through such prepayment date, held by non-participating holders in the Exchange, following which no Promissory Notes will remain outstanding. The Company will use the remaining net proceeds of the Private Placement, less placement agent fees and expenses, for corporate and general working capital purposes, including its clinical trials.

Each of (i) James Sapirstein, President, Chief Executive Officer and Non-Independent Director, (ii) Edward J. Borkowski, Chairman of the Board of Directors of the Company (the “Board”), and (iii) Edmund Burke Ross, Jr., a stockholder that beneficially owns greater than 5% of the number of shares of Common Stock outstanding are participating in the Private Placement on the same terms and conditions as the other Investors. Mr. Saperstein purchased $100,000 worth of Series B Convertible Preferred Stock and related Series B Warrants for cash, and Mr. Borkowski purchased $250,000 worth of Series B Convertible Preferred Stock and related Series B Warrants for cash and exchanged $105,129 of Promissory Notes (including outstanding principal amount and accrued and unpaid interest thereon) for Series B Convertible Preferred Stock and related Series B Warrants and Exchange Warrants in the Exchange. Mr. Ross exchanged $785,877 of Promissory Notes (including outstanding principal amount and accrued and unpaid interest thereon) for Series B Convertible Preferred Stock and related Series B Warrants and Exchange Warrants in the Exchange. Mr. Sapirstein’s and Mr. Borkowski’s participation in the Private Placement and the Exchange, as applicable, is conditioned on the Stockholder Approval (as defined below) in accordance with Nasdaq Listing Rule 5635(c).

Placement Agent Compensation

Alexander Capital L.P. (“Alexander”) acted as placement agent for the Private Placement pursuant to an engagement letter dated May 1, 2020 (the “Engagement Letter”). The Company has agreed to pay Alexander 9.0% of the gross cash proceeds received by the Company from Investors introduced by Alexander and 4.0% of the gross cash proceeds received by the Company from all other Investors, or approximately $1.3 million. The Company has also agreed to pay Alexander a non-accountable cash fee equal to 1.0% of the gross cash proceeds in the Private Placement and a cash financial advisory fee equal to 3.0% of the outstanding principal balance of the Promissory Notes that were submitted in the Exchange, excluding certain specified holders, or approximately $0.3 million in additional cash fees in the aggregate. Also, pursuant to the terms of the Engagement Letter, the Company has agreed to reimburse Alexander for up to $100,000 in legal and other out-of-pocket expenses.

In addition, the Company has agreed to issue to Alexander, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 7.0% of the aggregate number of shares of Common Stock underlying the Series B Preferred Stock sold for cash consideration in the Private Placement, or 1,377,458 shares. The Placement Agent Warrants will have substantially the same terms as the Series B Warrants, except that the Placement Agent Warrants will have an exercise price equal to $1.06 per share, will not be callable, will provide for cashless exercise, and will not be exercisable until the earlier of the Stockholder Approval (as defined below) and the date that is six months following the issuance thereof.

The Company received net cash proceeds from the Private Placement after deducting the placement agent compensation and expenses of approximately $13.5 million.

Terms of Series B Preferred Stock

Pursuant to the Private Placement and the Purchase Agreement, for purposes of complying with Nasdaq Listing Rule 5635(c) and 5635(d), the Company is required to hold a meeting of its stockholders not later than 60 days following the Closing Date to seek approval (the “Stockholder Approval”) for, among other things, the issuance of shares of Common Stock upon (i) full conversion of the Series B Preferred Stock; and (ii) full exercise of the Series B Warrants and the Exchange Warrants. In the event the Stockholder Approval is not received on or prior to the 90th day following the Closing Date, subject to extension upon the prior written approval of the holders of at least a majority of the Series B Preferred Stock then outstanding (the “Stockholder Approval Deadline”), the Company is required to repurchase all of the then outstanding shares of Series B Preferred Stock at a price equal to 150% of the then applicable Liquidation Preference (as defined below), in cash. Pursuant to the Purchase Agreement, the Board is required to support the Stockholder Approval, subject to customary fiduciary obligations, and each Investor has agreed to vote in favor of the Stockholder Approval.

Under the Certificate of Designations of the Series B Preferred Stock (the “Certificate of Designations”), subject to the Stockholder Approval, each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into Common Stock at a conversion rate equal to the quotient of (i) the $7,700 stated value (the “Series B Stated Value”) divided by (ii) the initial conversion price of $0.77, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Certificate of Designations. In addition, subject to the Stockholder Approval, if at any time after the six month anniversary of the Closing Date, the closing sale price per share of Common Stock exceeds 250% of the initial conversion price, or $1.925, for 20 consecutive trading days, then all of the outstanding shares of Series B Preferred Stock will automatically convert (the “Automatic Conversion”) into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted, plus the amount of any accrued and unpaid dividends thereon, by the Series B Stated Value per share and dividing the result by the then applicable conversion price.

The Series B Preferred Stock will contain limitations that prevent the holder thereof from acquiring shares of Common Stock upon conversion (including pursuant to the Automatic Conversion) that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the conversion, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

Each holder of shares of Series B Preferred Stock, in preference and priority to the holders of all other classes or series of stock of the Company, is entitled to receive dividends, commencing from the date of issuance. Such dividends may be paid by the Company only when, as and if declared by the Board, out of assets legally available therefore, semiannually in arrears on the last day of June and December in each year, commencing December 31, 2020, at the dividend rate of 9.0% per year, which is cumulative and continues to accrue on a daily basis whether or not declared and whether or not the Company has assets legally available therefore. The Company may pay such dividends at its option either in cash or in kind in additional shares of Series B Preferred Stock (rounded down to the nearest whole share), provided the Company must pay in cash the fair value of any such fractional shares in excess of $100.00. In the event that a registration statement pursuant to the Registration Rights Agreement (as defined below) has not been declared effective on or prior to the date that is 30 days after the date of the Stockholder Approval (or 30) days after the date of the Stockholder Approval if the Securities and Exchange Commission (the “SEC”) conducts a full review of such registration statement), the dividend rate will be adjusted to equal a fixed rate of one and one half percent 1.5% per calendar month.

Under the Certificate of Designations, each share of Series B Preferred Stock carries a liquidation preference equal to the Series B Stated Value (as adjusted thereunder) plus accrued and unpaid dividends thereon (the “Liquidation Preference”).

After the date of the Stockholder Approval, in the event the Company effects any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), the holders of the Series B Preferred Stock have the right, subject to certain exceptions set forth in the Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the Liquidation Preference) for any securities or units issued in a Subsequent Financing on dollar-for-dollar basis.

The holders of the Series B Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions of the Company. The Company may not take the following actions without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding: (a) authorize, create, designate, establish, issue or sell an increased number of shares of Series B Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation; (b) reclassify any shares of Common Stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock; (c) amend, alter or repeal the Certificate of Incorporation or Bylaws of the Company and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; (d) issue any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock; (e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company; (f) declare bankruptcy, dissolve, liquidate, or wind up the affairs of the Company; (g) effect, or enter into any agreement to effect, a Change of Control (as defined in the Certificate of Designations); or (h) materially modify or change the nature of the Company’s business.

Terms of Series B Warrants and Exchange Warrants

The Series B Warrants are exercisable at a price of $0.85 per share, subject to adjustment, for that number of shares of Common Stock (the “Series B Warrant Shares”) equal to 50% of the total number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock purchased by each Investor, or 14,524,054 shares in the aggregate. The Series B Warrants expire five years from the date of issuance and, in the event that the Company has not obtained the Stockholder Approval on or prior to the 90th day following the Closing Date, the Investors must surrender the Warrants to the Company for cancellation in connection with the Company’s repurchase of the Series B Preferred Stock a 150% premium, as described above. The holders of the Series B Warrants may exercise the Series B Warrants on a cashless basis, solely to the extent no resale registration statement (or applicable exemption from registration) is available at the time of exercise. The Company is prohibited from effecting an exercise of any Series B Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%. The Series B Warrants will not be exercisable until the Stockholder Approval is obtained and will expire unvested to the extent the Stockholder Approval is not obtained on or before the Stockholder Approval Deadline.

As additional consideration for the Exchange, the Company has also agreed to issue solely to the Exchange Investors, in addition to the Series B Warrants, Exchange Warrants representing the right to purchase, at an exercise price equal to $0.85 per share, that number of shares of Common Stock (the “Exchange Warrant Shares”), assuming conversion of the entire balance of such Exchange Investor’s Promissory Note, equal to 25% of the shares of Common Stock into which such Promissory Note was originally convertible upon the initial issuance thereof, or 1,772,972 shares in the aggregate. The Exchange Warrants have the same terms as the Series B Warrants including with respect to the exercisability and expiration thereof.

In addition, the Series B Warrants and the Exchange Warrants, are subject to a call provision. If at any time, the closing sale price per share of Common Stock exceeds 350% of the then applicable exercise price for 20 consecutive trading days, or $2.975 based on the initial exercise price on the Closing Date, the Company at its sole option may provide notice to the holders of the Series B Warrants and the Exchange Warrants (the “Call Notice”), to exercise the Series B Warrant Shares and Exchange Warrant Shares (the “Called Warrant Shares”). If the warrants are not exercised by the 10th trading day following the Call Notice, the Company will remit to the holders $0.01 per Called Warrant Share, and the related portion of the Series B Warrants and Exchange Warrants will be cancelled.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement, dated as of July 16, 2020 (the “Registration Rights Agreement”), with the Investors, pursuant to which the Company will undertake to file, within 10 days following the Closing Date, a registration statement to register the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable pursuant to the Purchase Agreement and upon exercise of the Series B Warrants and the Exchange Warrants (the “Registrable Securities”); and to cause such registration statement to be declared effective by the SEC promptly following the Stockholder Approval, but in no event later than thirty 30 days after the date of the Stockholder Approval (or 60 days after the date of the Stockholder Approval if the SEC conducts a full review of the registration statement) and maintain the effectiveness of the registration statement until all such shares of Common Stock registered have been sold or are otherwise able to be sold pursuant to Rule 144. The Registration Rights Agreement also provides for piggy-back registration rights, subject to the terms and conditions of the Registration Rights Agreement.

Copies of the form of Certificate of Designations and the Purchase Agreement, including the form of Exchange Addendum, are attached hereto as Exhibits 3.1 and 10.1, respectively, and are incorporated herein by reference. A copy of the form of Series B Warrant, Exchange Warrant and Placement Agent Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing summaries of certain of the material terms of the Certificate of Designations, the Purchase Agreement, the Series B Warrants, the Exchange Warrants, the Placement Agent Warrants and the Registration Rights Agreement are qualified in their entirety by reference to the documents attached as exhibits hereto.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a proxy statement in connection with the Private Placement and the Exchange. The proxy statement will contain important information about the Company, the Private Placement, the Exchange and related matters. Investors and other security holders are urged to read the proxy statement carefully when it is available. Investors and other security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov. In addition, Investors and other security holders will be able to obtain free copies of the proxy statement from the Company by contacting the Chief Financial Officer at (646) 699-7855.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to Private Placement and the Exchange. Additional information regarding interests of such participants is included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, which was filed with the SEC on March 30, 2020 and amended on April 29, 2020.

This release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities offered have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the united states or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Series B Preferred Stock, the Series B Warrants, the Exchange Warrants and the Placement Agent Warrants and any related shares of Common Stock was made pursuant to Section 4(2) of the Securities Act, and the rules promulgated thereunder, to accredited investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Incentive Plan

On July 16, 2020, the Board approved an amendment to the Company’s 2014 Omnibus Equity Incentive Plan (the “Incentive Plan”). The amendment eliminates individual grant limits under the Incentive Plan that were intended to comply with the exemption for “performance-based compensation” under Section 162(m) of the Internal Revenue Code, which section has been repealed. A copy of the amendment is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Option Grants

Effective July 16, 2020, the Board authorized the grant of stock options covering a total of 2,040,000 shares of Common Stock under the Incentive Plan to certain employees, officers and directors. Such options each have an exercise price of $0.85 per share, the closing sale price of the Common Stock on their date of grant. James Sapirstein, Chief Executive Officer, received options to purchase up to 1,200,000 shares of the Common Stock, 600,000 of which will vest in equal monthly installments over a term of three years commencing on the one month anniversary of the issuance date, and 600,000 of which will vest upon the achievement of certain strategic milestones specified by the Compensation Committee of the Board. Daniel Schneiderman, Chief Financial Officer, received options to purchase up to 250,000 shares of Common Stock and James E. Pennington, Chief Medical Officer, received options to purchase up to 300,000 shares of Common Stock, each vesting in equal monthly installments over a term of three years commencing on the one month anniversary of the issuance date.

In addition, effective July 16, 2020, the Board also approved an amended and restated option grant to Daniel Schneiderman, amending and restating a grant previously made on January 2, 2020, to reduce the amount of shares issuable upon exercise of such option to be the maximum number of shares Mr. Schneiderman was eligible to receive under the Incentive Plan on the original grant date (or 300,000 shares), due to the Incentive Plan provisions relating to the Section 162(m) limitations described above. The Board also approved the issuance of a replacement option covering the balance of shares intended to be issued at that time (or 35,006 shares). The amended and restated option has an exercise price of $1.03, the closing sale price of Common Stock on January 2, 2020, which was the date of its original grant, and the replacement option has an exercise price of $0.85, the closing sale price of the Common Stock on its date of grant. Both the amended and restated option and the replacement option vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of January 2, 2020.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Private Placement and the Exchange described in item 1.01 above, on July 16, 2020, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations, which became immediately effective. The information contained in Item 1.01 related to the Certificate of Designations and the terms of the Series B Preferred Stock is hereby incorporated by reference into this Item 5.03.

Item 5.08 Shareholder Director Nominations.

The Company has scheduled its 2020 annual meeting of stockholders (the “2020 Annual Meeting”) to be held on September 11, 2020 at 9:00 a.m., Eastern time at the offices of Lowenstein Sandler LLP located at One Lowenstein Drive, Roseland, New Jersey, 07068, or at such other time and location to be determined by the authorized officers of the Company and set forth in the Company's proxy statement for the Annual Meeting, and established July 31, 2020, as the record date for determining stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting.

Because the date of the 2020 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2019 annual meeting of stockholders, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be 5:00 p.m. Eastern Time on July 24, 2020 (the “Proposal Deadline”), which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2020 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2020 Annual Meeting, and should be sent in writing to the Corporate Secretary at the following address: AzurRx BioPharma, Inc., Attention: Chief Financial Officer, 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226.

In addition, in accordance with Rule 14a-4(c) under the Exchange Act, for any stockholder proposal for which notice is received after the Proposal Deadline, the Company’s proxy statement and form of proxy will provide that the persons named as proxies therein in will have discretionary authority to vote on such stockholder proposal.

Item 7.01. Regulation FD Disclosure.

On July 20, 2020, the Company issued a press release relating to the information set forth above, a copy of which is furnished as Exhibit 99.1.

Item 9.01.                        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock.
4.1	Form of Warrant.
10.1	Form of Purchase Agreement, by and among the Company and the investors set forth on the signature pages thereto, including the form of Exchange Addendum.
10.2	Form of Registration Rights Agreement, by and among the Company and the investors set forth on the signature pages thereto.
10.3	First Amendment to 2014 Omnibus Equity Incentive Plan.
99.1	Press Release dated July 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   July 20, 2020
By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer